Exhibit 99.1

Inotiv, Inc. and Envigo Propose to Join Forces to Enhance Research and Drug Discovery Solutions

-- Expected to establish a leading global provider of a full spectrum of pre-clinical solutions --

-- Expected to be immediately accretive to Inotiv earnings and margins before synergies --

-- Expected to enhance scale, broaden customer base and create significant cross-selling opportunities --

WEST LAFAYETTE, Ind. and Indianapolis, Ind.; Sept. 21, 2021 (GLOBE NEWSWIRE) – Inotiv, Inc. (NASDAQ:NOTV) (or “Inotiv”), a leading contract research organization (CRO) specializing in nonclinical and analytical drug discovery and development services, and Envigo RMS Holding Corp. (or “Envigo”), a leading global provider of research models and services, today jointly announced that they have entered into an agreement for Inotiv to purchase Envigo. Upon consummation of the acquisition, which is subject to customary closing conditions, the combined company will enable drug developers to access products and services for the entirety of discovery and nonclinical development within one organization. Transaction consideration consists of $200 million of cash and 9,365,173 Inotiv common shares, subject to certain adjustments at closing. Inotiv has received committed debt financing to fund the cash portion of the transaction. Based upon the closing price of Inotiv common stock on Monday, September 20, 2021, the transaction values Envigo at an enterprise value of approximately $545 million, and the combined company at an enterprise value of approximately $1.2 billion.

Upon closing of the transaction, Inotiv shareholders are expected to own approximately 64 percent and Envigo shareholders are expected to own approximately 36 percent of the combined company on a fully diluted basis.

“Evolving complexity in the disease research space is creating additional demand for research models, and continued innovation in biopharma is increasing demand for specialty and disease-specific models,” said Inotiv President and CEO, Robert Leasure, Jr. “The complementary nature of Inotiv and Envigo is expected to accelerate the movement of innovative drugs and medical devices through the discovery and preclinical phases of development. Supported by deep, in-house expertise and scientific capabilities, we’re building a comprehensive contract pharmaceutical research solutions provider with a full spectrum of discovery and nonclinical services and research models into a unique, one-stop-shop, discovery-to-approval solution for drug developers.”

“Envigo has a long history and broad expertise supplying critical research models and services to the scientific community,” said Envigo CEO, Adrian Hardy. “Our diverse client base of CROs, pharmaceutical, government and academic institutions and Inotiv’s biopharma clients will be able to utilize leading research models and services from Envigo, including genetically engineered models and services (GEMS), contract breeding services, Teklad laboratory animal diets, surgical services, custom antibody services, and large and small research models.”

Benefits of the Merger

The expected benefits of the merger include the following:

•	Create a unique, full-spectrum provider of drug discovery and non-clinical development services along with a leading research model products platform

•	Expand combined customer base to ~3,000 customers across pharma, biotech, and academia with significant opportunity for cross-selling

•	Strengthen Inotiv’s operational presence in North America and add several locations in Western Europe to bolster the combined company’s global service delivery

•	Enhance scale with unaudited pro forma combined revenue of $286 million during the nine months ended June 30, 2021

•	Maintains financial momentum for both companies. Inotiv’s revenue grew 33% to $60 million for the nine months ended June 30, 2021, from $45 million during the same period in 2020. Envigo’s revenue grew 22% to $141 million during the six months ended June 30, 2021, from $115 million during the six months ended June 30, 2020.

•	Create shareholder value with expected immediate earnings and margin accretion (prior to potential synergies)

•	Delivers potential cost and revenue synergies through SG&A cost savings and cross-selling existing clients across a broader platform of services and products

Additional Transaction Details

•	The transaction values Envigo at an enterprise value of approximately $545 million. For the nine months ended June 30, 2021, Envigo generated unaudited pro forma revenue of approximately $212 million.

•	Transaction consideration consists of $200 million of cash and 9,365,173 Inotiv common shares, subject to certain adjustments at closing. Inotiv has received committed debt financing to fund the cash portion of the transaction.

•	The combined company, under the leadership of Robert Leasure, Jr. as President and CEO, expects to retain existing executive-level leadership and staff after transaction close.

•	The transaction is expected to close in the fourth calendar quarter of 2021 subject to, among other things, required regulatory approval, certain approvals by the Inotiv shareholders to permit the issuance of the common shares in connection with the transaction, approval of the merger agreement and merger by Envigo stockholders and other customary closing conditions.

Transaction Advisors

Jefferies LLC is serving as exclusive financial advisor to Inotiv and Ice Miller LLP is serving as Inotiv’s legal advisor. Cahill Gordon and Reindel LLP is serving as Envigo’s legal advisor.

A Current Report on Form 8-K containing further details regarding the proposed transaction will be filed by Inotiv and made available on the U.S. Securities and Exchange Commission’s EDGAR website.

Conference Call

Inotiv and Envigo will hold a conference call to discuss the business combination on Tuesday September 21, 2021, at 10:00 a.m. ET.

To access the conference call by phone, please dial:

•	US toll-free: 877-407-9753
•	International: 201-493-6739

The webcast and accompanying presentation can be accessed on the Company’s website: https://www.inotivco.com/investors/investor-information/

About Inotiv

Inotiv, Inc. is a leading contract research organization specializing in nonclinical and analytical drug discovery and development services. The Company focuses on developing innovative services supporting its clients’ discovery and development objectives for improved decision-making and accelerated goal attainment. The Company’s products focus on increasing efficiency, improving data, and reducing the cost of taking new drugs to market. Visit inotivco.com for more information about the Company.

About Envigo

Envigo provides a broad range of standard research models to the pharmaceutical and biotechnology industries, government, academia, and other life science organizations. The company has over 1,200 devoted employees in more than 20 locations across North America and Europe.

As the largest organization that is solely dedicated to providing research models and related products and services, we are committed to helping researchers realize the full potential of their critical R&D projects as we fulfill our mission to work together to build a healthier and safer world. Visit envigo.com for more information about the Company.

This release may contain forward-looking statements that are subject to risks and uncertainties including, but not limited to, the satisfaction of the conditions to the consummation of the merger, which may not be satisfied, risks and uncertainties related to changes in the market and demand for our products and services, the development, marketing and sales of products and services, changes in technology, industry and regulatory standards, the timing of acquisitions and the successful closing, integration and business and financial impact thereof, the impact of the COVID-19 pandemic on the economy, demand for our services and products and our operations, including the measures taken by governmental authorities to address the pandemic, which may precipitate or exacerbate other risks and/or uncertainties, expansion and related efforts, and various other market and operating risks, including those detailed in the Company's filings with the U.S. Securities and Exchange Commission.

COMPANY CONTACT:	INVESTOR RELATIONS CONTACTS:
Inotiv, Inc.	The Equity Group Inc.
Beth A. Taylor, Chief Financial Officer	Kalle Ahl, CFA
765-497-8381	212-836-9614
btaylor@inotivco.com	kahl@equityny.com

Devin Sullivan
212-836-9608
dsullivan@equityny.com